 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-234606
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 23, 2019)
2,990,001 Shares of Common Stock
ION GEOPHYSICAL CORPORATION
We are offering 2,990,001 shares of our common stock at a purchase price of $3.50 per share of common stock to institutional investors pursuant to this prospectus supplement and the accompanying prospectus and Securities Purchase Agreement with such investors. Our common stock is quoted on the New York Stock Exchange (“NYSE”) under the symbol “IO.” On February 12, 2021, the last reported sale price of our common stock on the NYSE was $4.43 per share.
Investing in our securities involves significant risks. You should review carefully the “Risk Factors” beginning on page S-4 of this prospectus supplement, in any related free writing prospectus and any other information contained or incorporated by reference in this prospectus supplement before investing in our securities.
We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.
	Per Share	Total
Public offering price	$3.50	$10,465,003.50
Placement agent fees(1)	$0.21	$627,900.21
Proceeds, before expenses, to us	$3.29	$9,837,103.29

(1)
See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for additional information regarding placement agent fees and estimated offering expenses.

Delivery of the securities offered hereby is expected to be made on or about February 18, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Sole Placement Agent
A.G.P.
The date of this prospectus supplement is February 16, 2021

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “Incorporation of Certain Information By Reference” in this prospectus supplement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We obtained the industry, market and competitive position data in this prospectus supplement from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and us.
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any

S-i

securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus supplement, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
Unless the context otherwise requires, the terms “ION,” “the Company,” “we,” “us” and “our” in this prospectus supplement refer to ION Geophysical Corporation, a Delaware corporation and its subsidiaries.

S-ii

Prospectus Supplement Summary
This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-4, in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.
ION Geophysical Corporation
Company Overview
ION is an innovative, asset light global technology company that delivers powerful data-driven decision-making offerings to offshore energy, ports and defense industries. We are entering a fourth industrial revolution where technology is fundamentally changing how decisions are made. Decision-making is shifting from what was historically an art to a science. Data, analytics and digitalization provide a step-change opportunity to translate information into insights to enhance decisions, gain a competitive edge and deliver superior returns.
We have been a leading technology innovator for over 50 years. While the traditional focus of our cutting-edge technology has been on the E&P industry, we are now broadening and diversifying our business into relevant adjacent markets such as E&P logistics, ports and harbors and defense. Our offerings are focused on improving subsurface knowledge to enhance E&P decision-making and enhancing situational awareness to optimize offshore operations. We serve customers in most major energy producing regions of the world from strategically located offices.
The Company is publicly listed on the New York Stock Exchange (“NYSE”) under the ticker “IO”. ION is headquartered in Houston, Texas with regional offices around the world. The company has approximately 428 employees, about half of whom are in technical roles and a quarter have advanced degrees. We have approximately 450 patents and pending patent applications in various countries around the world.
We provide our services and products through two business segments — E&P Technology & Services and Operations Optimization. In addition, we have a 49% ownership interest in our INOVA Geophysical Equipment Limited (“INOVA Geophysical,” or “INOVA”), a joint venture with BGP Inc. (“BGP”), a subsidiary of China National Petroleum Corporation. BGP owns the remaining 51% equity interest in INOVA. We wrote our investment in INOVA down to zero in 2014. See further discussion below on our agreement to sell our interest in INOVA.
Our E&P Technology & Services segment creates digital data assets and delivers services to help E&P companies improve decision-making, reduce risk and maximize value. Across the E&P lifecycle, our E&P offerings focus on driving customer decisions, such as which blocks to bid on and for how much, how to maximize portfolio value, where to drill wells or how to optimize production.
Our Operations Optimization segment develops mission-critical subscription offerings and provides engineering services that enable operational control and optimization offshore. This segment is comprised of our Optimization Software & Services and Devices offerings. Our advanced hardware and software offerings control some of the largest moving objects on the planet and in some of the harshest conditions.
We historically conducted our land seismic equipment business through INOVA, which manufactures land seismic data acquisition systems, digital sensors, vibroseis vehicles (i.e., vibrator trucks), and energy source controllers. In March 2020, we announced an agreement to sell our 49% ownership interest in INOVA joint venture for $12.0 million, subject to regulatory approvals and other closing conditions. Closing of the transaction is expected in 2021.

For a further discussion of our business, we urge you to read the information that is provided on EDGAR and incorporated by reference into this Prospectus. See “Where You Can Find More Information and Incorporation By Reference.”
Recent Developments
Restructuring Transactions and Liquidity
On December 23, 2020, to address the pending maturity of the $120.6 million aggregate principal amount of our 9.125% Senior Secured Second Priority Notes due 2021 (the “Old Notes”) and to provide a mechanism to reduce our financial leverage in the future, we executed a Restructuring Support Agreement, as amended and restated, (the “Restructuring Support Agreement”) with approximately 90% of the holders of such notes (the “Supporting Parties”) as well as a letter agreement between us and Mr. James M. Lapeyre, Jr., pursuant to which Mr. Lapeyre has agreed to tender his Old Notes in the Exchange Offer as a part of the Restructuring Transactions, resulting in 92% support, pursuant to which we committed to use our reasonable efforts to effect the following transactions (collectively, the “Restructuring Transactions”):
i.
an offer to exchange (the “Exchange Offer”) Old Notes for new 8.00% Senior Secured Second Priority Convertible Notes due 2025 (the “New Notes”) where, per each $1,000 principal amount of Old Notes tendered (and not validly withdrawn), holders of Old Notes would receive (a) $150 in cash and (b) $850 of New Notes, provided, however, that up to an aggregate of $20 million of New Notes exchange consideration may instead be paid in the form of Common Stock at the Company’s option for every dollar of Rights Offering (defined below) proceeds raised from the issuance of Common Stock (the “Exchange Consideration”). Holders will be eligible to receive an additional $35, per $1,000 principal amount of Old Notes tendered, and at the Company’s option, either in (I) cash, (II) common stock, based on $2.57 per share, or (III) New Notes if they validly tender (and do not validly withdraw) their Old Notes at or prior to the to be determined Early Tender Time; and

ii.
a rights offering (the “Rights Offering”), launched concurrently with the Exchange Offer, where we are granting the right to all holders of our Common Stock to subscribe for their pro rata share of up to $50 million of New Notes issued at par or shares of our Common Stock issued at $2.57 per share.

For more information regarding the Restructuring Transactions, see our Current Report on Form 8-K filed with the SEC on February 12, 2021.
Special Meeting of Shareholders
We will hold a Special Meeting of Shareholders (the “Special Meeting”) on February 23, 2021, at 10:30 a.m., Central Time. The Special Meeting will be held to approve the Restructuring Transactions, amendments to our Restated Certificate of Incorporation to increase the authorized number of shares of our capital stock to facilitate the Restructuring Transactions and an amendment to our Third Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our Common Stock issuable thereunder. Holders of our Common Stock on January 22, 2021, the record date, shall be entitled to vote at the Special Meeting. For more information about the Special Meeting, see our Proxy Statement filed with the SEC on January 22, 2021.

THE OFFERING
Common stock offered by us
2,990,001 shares
Offering price
$3.50
Use of proceeds
We estimate the net proceeds to us from this offering will be approximately $9.8 million, after deducting the placement agent fee and estimated offering expenses payable by us.
We intend to use the net proceeds for general corporate purposes, capital expenditures, working capital, and general and administrative expenses.
See “Use of Proceeds” on page S-7 for more information.
Common stock to be outstanding immediately after this offering
17,969,014 shares
Best efforts
We have agreed to issue and sell the shares of common stock offered hereby to the public through the placement agent, and the placement agent has agreed to offer and sell such shares on a “best efforts” basis. The placement agent is not required to sell any specific number or dollar amount of the shares of common stock offered hereby, but will use its best efforts to sell such securities. See “Plan of Distribution” on page S-11 of this prospectus supplement.
Nasdaq Capital Market Symbol
IO
Risk factors
You should read the “Risk Factors” section of this prospectus supplement and the documents incorporated herein for a discussion of certain factors to consider carefully before deciding to purchase any of our securities.
Outstanding Shares
The number of shares of our common stock to be outstanding after this offering is based on 14,979,013 shares of our common stock outstanding as of February 12, 2021 and excludes, as of such date:
•
583,758 shares of our common stock Shares reserved for stock options outstanding; and

•
915,304 shares of our common stock reserved for future issuance under our equity incentive plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks described below and the risks discussed in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, the other filings we make with the Securities and Exchange Commission from time to time and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock and the accompanying warrant. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
Risks Related to this Offering
Resales of our common stock in the public market by our stockholders as a result of this offering may cause the market price of our common stock to fall.
Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock that could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock. We may sell shares of our common stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.
You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.
The public offering price per share is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share of common stock you acquire that substantially exceeds our net tangible book value per share after this offering. Following this offering, you will experience immediate dilution of $(1.00) per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share. In addition, if previously issued options to acquire common stock are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

This offering may cause the trading price of our common stock to decrease.
The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.
This offering is being conducted on a “best efforts” basis.
The placement agent is offering the shares on a “best efforts” basis, and the placement agent is under no obligation to purchase any shares for its own account. The placement agent is not required to sell any specific number or dollar amount of shares of common stock in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. We may invest the net proceeds from this offering, pending their use, in a manner that does not produce income or that loses value.
Our ability access substantial additional capital is limited unless we can increase our market capitalization in excess of above $75,000,000.
After this offering, we will have utilized approximately $10.5 million of our current Registration Statement on Form S-3 availability, which registered up to $150,000,000 of our securities. We are currently subject to the restrictions set forth in General Instruction I.B.6. to Form S-3, which limits primary public offerings with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates, which is commonly referred to as the “baby shelf limitation”. There is no assurance that we will be able to increase our market capitalization to above $75,000,000 as the price of our common stock has experienced significant fluctuations. Therefore, our ability to access substantial additional capital in the public markets is limited, which could have an adverse effect on us.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any and all statements contained in this prospectus supplement or incorporated by reference herein that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Those statements appear in this prospectus supplement or are incorporated by reference herein, and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above.
These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement contained herein or incorporated by reference herein, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $9.8 million, after deducting the placement agent fee and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement.
Our expected use of net proceeds, if any, from the sale of shares of common stock pursuant to the Securities Purchase Agreement entered into directly with the investors in connection with this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies and clinical trials we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds, if any.

DILUTION
If you invest in the securities being offered by this prospectus supplement and the accompanying prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.
The net tangible book value of our common stock as of December 31, 2020, was approximately $(90.7) million, or approximately $(6.05) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the effective amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 2,990,001 shares of common stock in this offering at the public offering price of $3.50 per share, and after deducting the placement agent fee and estimated offering expenses for the two offerings, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $(4.50) per share of common stock. This represents an immediate increase in pro forma net tangible book value of $1.55 per share to our existing stockholders and an immediate dilution of $(1.00) per share to investors purchasing shares of common stock in this offering.
The following table illustrates this dilution on a per share basis:
Public offering price per share	$3.50
Net tangible book value per share at December 31, 2020	$(6.05)
Increase to net tangible book value per share attributable to investors purchasing our common stock in this offering	$1.55
Pro forma net tangible book value per share as of December 31, 2020, after giving effect to this offering	$(4.50)
Dilution of pro forma net tangible book value per share to investors purchasing our common stock in this offering	$(1.00)
In addition, if previously issued options to acquire common stock are exercised at prices below the public offering price or the warrants being offered in this prospectus supplement are accounted for as liabilities, you will experience further dilution.
The number of shares of our common stock to be outstanding after this offering is based on 14,979,013 shares of our common stock outstanding as of February 12, 2021 and excludes as of such date:
•
583,758 shares of our common stock Shares reserved for stock options outstanding; and

•
915,304 shares of our common stock reserved for future issuance under our equity incentive plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020:
•
on an actual basis;

•
on a pro forma as-adjusted basis to give effect to the issuance and sale of 2,990,001 shares of common stock by us in this offering at the offering price of $3.50 per common share, and after deducting the placement agent fee and estimated offering expenses payable by us.

	Actual	As of December 31, 2020 Pro Forma
Cash and cash equivalents	$37,486	$47,323
Total assets	$193,593	$203,430
Total liabilities	$264,683	$264,683
Preferred stock, par value $0.01; 5,000,000 shares authorized; no shares issued (Actual and Pro Forma)	—	—
Common stock, par value $0.01 per share; 26,666,667 shares authorized (Actual and Pro Forma); 14,333,101 shares issued and outstanding (actual); 17,323,102 shares issued and outstanding (Pro Forma).	143	173
Additional paid-in capital	958,584	968,391
Treasury stock at cost	—	—
Accumulated deficit	(1,011,516)	(1,011,516)
Accumulated other comprehensive loss	(19,913)	(19,913)
Total stockholders’ equity	$(72,702)	$(62,865)
The above calculation is based on 14,331,101 shares outstanding as of December 31, 2020. The above calculations exclude 583,758 common shares issuable upon exercise of options outstanding at a weighted average exercise price of $35.08 per common share and 915,304 common shares reserved for future issuance under our incentive plans.

DIVIDEND POLICY
We have not historically paid, and do not intend to pay in the foreseeable future, cash dividends on our common stock. We presently intend to retain cash from operations for use in our business, with any future decision to pay cash dividends on our common stock dependent upon our growth, profitability, financial condition and other factors our board of directors consider relevant.

PLAN OF DISTRIBUTION
A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated February 16, 2021. The placement agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors.
We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.
Fees and Expenses
We have agreed to pay the placement agent a placement agent’s fee equal to approximately $627,900.21, or 6%, of the aggregate purchase price of the shares of our common stock sold in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby on a best efforts basis:
	Per Share	Total
Public offering price	$3.50	$10,465,003.50
Placement agent fees	$0.21	$627,900.21
Proceeds, before expenses, to us	$3.29	$9,837,103.29
We have agreed to reimburse the placement agent at closing for legal and other expenses incurred by them in connection with the offering in an amount not to exceed $35,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $50,000.
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing
Our common stock is listed on the NYSE under the symbol “IO.”
Restrictions
We, all of our directors and executive officers have agreed, subject to certain exceptions, not to sell or otherwise dispose of their respective shares of common stock or any securities convertible into or exchangeable for common stock, for a period of at least 30 days from the completion of this offering.

Discretionary Accounts
The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.
Other Activities and Relationships
The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Winston & Strawn LLP, Houston, Texas will pass upon the validity of the shares of common stock offered hereby unless otherwise indicated in the applicable prospectus supplement. Sichenzia Ross Ference LLP, New York, New York, is acting as counsel to the placement agent in connection with certain legal matters relating to this offering.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
Copies of certain information filed by us with the SEC are also available on our website at http://www.ir.iongeo.com/. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our definitive proxy statement on Schedule 14A filed on January 22, 2021, as well as the additional solicitation materials filed on Schedule 14A on February 12, 2021 in connection with our special meeting of stockholders;

•
the description of our common stock contained in the Form S-3 dated December 23, 2019.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15 (We also incorporate by reference into this prospectus supplement additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into the prospectus is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.
Requests for such documents should be directed to:
ION Geophysical Corporation
2105 CityWest Blvd., Suite 100
Houston, Texas 77042-2839
(281) 933-3339
Attention: Investor Relations
You may also access the documents incorporated by reference in this prospectus supplement through our website at www.ir.iogeo.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS
$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units

We may offer from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, subscription rights, purchase contracts and units that include any of these securities.
We will provide the specific terms of any Securities to be offered in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.
The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.
Our common stock is quoted on the New York Stock Exchange under the symbol “IO.” The last reported sale price of our common stock on December 18, 2019 was $8.92 per share.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus. You should carefully read the risk factors in this prospectus and in any prospectus supplement before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 23, 2019.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference,” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.
In addition, this prospectus may be delivered in connection with the issuance by us of a total of 1,820,000 shares of our common stock, par value $0.01 per share, that are issuable upon the exercise of outstanding warrants registered and sold, together with the underlying shares of our common stock, by us pursuant to our registration statement on Form S-3, declared effective by the SEC on December 12, 2016 (No. 333-213769) (the “2016 S-3”) and the related prospectus supplement to the 2016 S-3 dated February 20, 2018. These warrants are exercisable at an exercise price of $33.60 per share through 11:59 p.m. New York City time on March 21, 2020, as described in the prospectus supplement to the 2016 S-3 dated February 13, 2019. We will receive the proceeds from any exercises of these outstanding warrants, provided they are exercised for cash.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ION GEOPHYSICAL CORPORATION
ION Geophysical Corporation is a Delaware corporation. Our predecessor entity was incorporated in 1979. We are a global, technology-focused company that provides geoscience technology, services and solutions to the global oil and gas industry. Our offerings are designed to allow oil and gas exploration and production (“E&P”) companies to obtain higher resolution images of the Earth’s subsurface during E&P operations to reduce their risk in exploration and reservoir development. We acquire, process and interpret data from seismic surveys in regional data programs, which then become part of our multi-client data library. Leveraging innovative technologies, we create value through data capture, analysis and optimization to enhance companies’ critical decision-making abilities and returns. The seismic surveys for our data library business are pre-funded, or underwritten, in part by our customers and we contract with third party seismic data acquisition companies to shoot and acquire the seismic data, all of which is intended to minimize our risk exposure. We serve customers in most major energy producing regions of the world from strategically located offices on six continents.
As used in this prospectus, the terms “we,” “us” and “our” mean ION Geophysical Corporation, a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Our principal executive office is located at 2105 CityWest Blvd., Suite 100, Houston, Texas 77042, and our phone number is (281) 933-3339.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Par and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.
The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:
•
any additional damages or adverse rulings in the WesternGeco litigation and future potential adverse effects on our financial results and liquidity;

•
future levels of capital expenditures of our customers for seismic activities;

•
future oil and gas commodity prices;

•
the effects of current and future worldwide economic conditions (particularly in developing countries) and demand for oil and natural gas and seismic equipment and services;

•
future cash needs and availability of cash to fund our operations and pay our obligations;

•
the effects of current and future unrest in the Middle East, North Africa and other regions;

•
the timing of anticipated revenues and the recognition of those revenues for financial accounting purposes;

•
the effects of ongoing and future industry consolidation, including, in particular, the effects of consolidation and vertical integration in the towed marine seismic streamers market;

•
the timing of future revenue realization of anticipated orders for multi-client survey projects and data processing work in our E&P Technology & Services segment;

•
future levels of our capital expenditures;

•
future government laws or regulations pertaining to the oil and gas industry, including trade restrictions, embargoes and sanctions imposed by the U.S. government;

•
future government actions that may result in the deprivation of our contractual rights, including the potential for adverse decisions by judicial or administrative bodies in foreign countries with unpredictable or corrupt judicial systems;

•
expected net revenues, income from operations and net income;

•
expected gross margins for our services and products;

•
future seismic industry fundamentals, including future demand for seismic services and equipment;

•
future benefits to our customers to be derived from new services and products;

•
future benefits to be derived from our investments in technologies, joint ventures and acquired companies;

•
future growth rates for our services and products;

•
the degree and rate of future market acceptance of our new services and products;

•
expectations regarding E&P companies and seismic contractor end-users purchasing our more technologically-advanced services and products;

•
anticipated timing and success of commercialization and capabilities of services and products under development and start-up costs associated with their development;

•
future opportunities for new products and projected research and development expenses;

•
expected continued compliance with our debt financial covenants;

•
expectations regarding realization of deferred tax assets;

•
expectations regarding the impact of the U.S. Tax Cuts and Jobs Act;

•
anticipated results with respect to certain estimates we make for financial accounting purposes;

•
future success dependent on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization;

•
breaches to our systems could lead to loss of intellectual property, dissemination of highly confidential information, increased costs and impairment of our ability to conduct our operations; and

•
compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.
In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2019, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, file reports, proxy statements and other information with the Commission as required by the Exchange Act. The Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We maintain a website at www.iongeo.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.
We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), filed with the Commission on February 7, 2019 (File No. 001-12691);

•
Our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the Commission on May 2, 2019, August 1, 2019 and October 31, 2019 (File No. 001-12691);

•
The portions of our Proxy Statement on Schedule 14A filed with the SEC on April 11, 2019 incorporated by reference into the 2018 Annual Report;

•
A description of our capital stock contained in our Form 8-A filed with the Commission on October 17, 1994, as amended by our Current Reports on Form 8-K filed on March 8, 2002, December 20, 2007, February 28, 2008 and September 23, 2016, (File No. 001-12691); and

•
Our Current Reports on Form 8-K, filed with the Commission on November 8, 2019, September 4, 2019, September 3, 2019, June 17, 2019, June 10, 2019, June 4, 2019, May 16, 2019, February 8, 2019, and January 11, 2019 (File No. 001-12691) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to ION Geophysical Corporation, 2105 CityWest Blvd., Suite 100, Houston, Texas 77042, Attention: General Counsel, telephone number: (281) 933-3339.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK
We are a Delaware corporation. The total number of shares of all classes of stock that we have authority to issue is 31,666,667, consisting of 26,666,667 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. We had 15,039,674 shares of common stock, and no shares of preferred stock, outstanding as of December 19, 2019.
In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”
Common Stock
Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. The holders of stock having a majority of the voting power of the stock entitled to vote at a stockholders meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy. This means that director nominees receiving the highest number of “for” votes will be elected as directors. Under our Corporate Governance Guidelines, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” such election shall promptly tender to the Board his resignation following certification of the results of the stockholder vote. Upon receipt of the resignation, the Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 120 days following certification of the stockholder vote. The Board is responsible for filling vacancies that occur between annual meetings of stockholders. If a vacancy arises, the vacancy is filled by a majority vote of the directors remaining in the class in which the vacancy has occurred, or if only one such director remains, by such director.
Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, including any preferred liquidation rights of the holders of our preferred stock, if any. Subject to the prior rights and preferences of the holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 5,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, subject to any limitations set forth in our certificate of incorporation, which preferences, powers, qualifications, rights and privileges may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.
Anti-takeover Effects of Our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
“Fair price” provision for business combinations with certain stockholders.   Our certificate of incorporation prohibits us from engaging in any business combination with a stockholder who beneficially owns 10% or more of our outstanding common stock (an “interested stockholder”) unless, subject to certain exceptions, such business combination is approved by the affirmative vote of the holders of not less than 75% of our outstanding common stock, including the affirmative vote of the holders of not less than 66 2∕3% of our outstanding common stock not owned, directly or indirectly, by the interested stockholder.
Classified Board.   Our board of directors is divided into three classes. Members of each class are elected for staggered three-year terms and serve until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed.
Number of directors.   Our bylaws provide that the number of directors may be changed only by a resolution of the board. Any amendment to the bylaws with respect thereto adopted by the stockholders would require the affirmative vote of holders of at least 75% of our outstanding common stock.
Vacancies in the board.   Our bylaws provide that the Board is responsible for filling vacancies that occur between annual meetings of stockholders. If a vacancy arises, the vacancy is filled by a majority vote of the directors remaining in the class in which the vacancy has occurred, or if only one such director remains, by such director.
Stockholder meetings.   Our bylaws provide that a special meeting of stockholders may be called only by our board or by a committee of our board.
Requirements for advance notification of stockholder nominations and proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.
Stockholder action by written consent.   Our certificate of incorporation provides that no action that is required or permitted to be taken by our stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. This provision, which may not be amended except by the affirmative vote of holders of at least 75% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.
Amendment of the certificate of incorporation and the bylaws.   Our stockholders may adopt, amend or repeal certain provisions of our certificate of incorporation and any provision of our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 75% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Delaware Anti-Takeover Law
We are incorporated in Delaware and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.
Director and Officer Liability and Indemnification
Director Liability
Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except for:
•
for any breach of the director’s duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•
for any transaction from which the director derives an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by Delaware law, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Director and Officer Indemnification
Our bylaws provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our bylaws will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our bylaws is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the Delaware law requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our bylaws or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.
Listing
Our common stock is listed for quotation on the New York Stock Exchange under the symbol “IO.”
Transfer Agent and Registrar
Computershare Investor Service is transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES
Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended.
Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.
General
The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities — Subordination.”
We conduct some of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and any preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us, although our other debt obligations may contain provisions that limit our subsidiaries’ ability to do so.
The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:
•
the debt securities’ designation;

•
the aggregate principal amount of the debt securities;

•
the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

•
the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•
the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•
the right, if any, to extend the interest payment periods and the duration of that extension;

•
the manner of paying principal and interest and the place or places where principal and interest will be payable;

•
provisions for a sinking fund purchase or other analogous fund, if any;

•
the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•
the form of the debt securities;

•
any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•
the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•
the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•
whether and upon what terms the debt securities may be defeased;

•
any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•
provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•
any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants
Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•
the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•
the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions are met.

No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default
An event of default for any series of senior debt securities is defined under the senior indenture as being:
(1)
our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise;

(2)
our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

(3)
our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

(4)
there occurs any other event of default provided for in such series of senior debt securities;

(5)
a court having jurisdiction enters a decree or order for:

(a)
relief in respect of our company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(b)
appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for our company or for all or substantially all of our property and assets; or (c)the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6)
we:

(a)
commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

(b)
consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or

(c)
effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, may not necessarily be a default under the senior indenture.
If an event of default other than an event of default specified under clauses (5) or (6) above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.
If an event of default specified under clauses (5) or (6) above occurs with respect to us, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable without any declaration or other act by the trustee or any holder.
Upon any such acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. See also “— Modification and Waiver” below.
The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities.

However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•
the holder gives the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•
the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•
the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•
during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.
Discharge and Defeasance
The senior indenture provides that, unless the terms of any series of senior debt securities provide otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:
•
we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•
all senior debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

•
the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.
Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:
•
we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities, the payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

•
such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•
we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.
Modification and Waiver
We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:
•
to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•
to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•
to cure any ambiguity, defect, or inconsistency in the senior indenture or in any supplemental indenture, or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•
to comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•
to provide for or add guarantors with respect to the senior debt securities of any series;

•
to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•
to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•
to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•
to make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•
changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•
reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•
changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•
changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•
changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•
reduces the above-stated percentage of outstanding senior debt securities of such series, the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•
waives a default in the payment of principal of or interest on the senior debt securities; or

•
modifies any of the provisions described in this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors
The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
The senior indenture provides that, except during the continuance of a default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination
The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•
all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (ii) existing on property at the time that person acquires it;
•
all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•
all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, which the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS
We may elect to offer warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants consisting of one or more shares of common stock, preferred stock, warrants, subscription rights, purchase contracts, or any combination of such securities that are registered pursuant to the registration statement to which this prospectus relates, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currency or currencies in which the price of the warrants may be payable;

•
the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

•
the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

•
whether the warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

•
if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.
General
We may issue subscription rights to purchase common stock, preferred stock, warrants or other securities that are registered pursuant to the registration statement to which this prospectus relates. We may issue subscription rights independently or together with any other securities that are registered pursuant to the registration statement to which this prospectus relates and which may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:
•
the title of the subscription rights;

•
the securities for which the subscription rights will be exercisable;

•
the exercise price for the subscription rights;

•
the number of the subscription rights issuable to each stockholder;

•
the extent to which the subscription rights will be transferable;

•
the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•
the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•
if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•
any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. We may issue the purchase contracts independently or as part of units consisting of a purchase contract and an underlying security covered by this prospectus, a U.S. Treasury security or another U.S. government or agency obligation. The holder of the unit may be required to pledge the security, the U.S. Treasury security or the other U.S. government or agency obligation to secure its obligations under the purchase contract. We will describe the particular terms of any purchase contracts in a prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of one or more shares of common stock, preferred stock, warrants, subscription rights, purchase contracts, or any combination of such securities that are registered pursuant to the registration statement to which this prospectus relates. We will describe the particular terms of any units in a prospectus supplement.

FORMS OF SECURITIES
Each debt security, warrant, subscription right, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION
We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or through any other method described in a prospectus supplement). We may also sell our securities upon the exercise of subscription or other similar rights that may be distributed to security holders. We may use these methods in any combination.
We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including, but not limited to:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the net proceeds we will receive from the sale;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.
The distribution of securities may be effected, from time to time, in one or more transactions, including, but not limited to:
•
block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters
We may use an underwriter or underwriters in the offer or sale of our securities. If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account. We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriters will use this prospectus and the prospectus supplement to sell our securities.
We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
By Dealers
We may use a dealer to sell our securities. If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
If we offer securities in a subscription rights or similar offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights or similar offering for us.
By Agents
We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement. Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment. Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
By Delayed Delivery Contracts
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement. We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed on for us by Locke Lord LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

2,990,001 Shares of Common Stock
ION GEOPHYSICAL CORPORATION
PROSPECTUS
Sole Placement Agent
A.G.P.
February 16, 2021